Exhibit 2.1

A set of formal documents filed with the Secretary of State to legally document the creation of a new business entity.

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State of Delaware Secretary of State Division of Corporations Delivered 12:28 PM ll/2012018 FILED 12:28 PM l112012018 SR 2018 77372 7 9 - File Number 71 5 7 420 STATE ofDELAWARE CERTIFICATE oflNCORPORATION A STOCK CORPORATION ARTICLE I. The name of this Corporation is BIT FORGE L.A. INC.. ARTICLE II. Its registered office in the State of Delaware is to be located at 2035 SUNSET LAKE RD, SUITE B - 2,NEWARK, DE 19702. The county of the registered office is NEW CASTLE. The registered agent in charge thereof is LEGALINC CORPORATE SERVICES INC.. ARTICLE Ill . Thetotal number of shares of common stock that the corporation shall be authorized to issue is 50000000 at $.001 par va l ue. ARTICLE IV. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General C o rporation Law of Delaware. ARTICLEV. The name and mailing address of the incorporator is Marsha Siha at 17350 State Hwy 249 #220, Houston TX 77064. ARTICLE VI. The name and address of each initial director of the company is: DEBORAH KENNEY· 19448 LARODA LN, SAUGUS, CALIFORNIA 91350 I, the undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand and executed this Certificate of Incorporation on the date below. Dated: November 20th , 2018 Marsha Siha , lncorporator

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